Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanofi-Aventis (formerly known as Sanofi-Synthélabo), dated December 21, 2006, of our report dated March 28, 2006, relating to the consolidated financial statements of Sanofi-Aventis, which appears in its Annual Report on Form 20-F for the year ended December 31, 2005.

PricewaterhouseCoopers Audit

Represented by Catherine Pariset and Philippe Vogt

/s/	Catherine Pariset	/s/	Philippe Vogt

	Catherine Pariset		Philippe Vogt

Neuilly-sur-Seine,, France
December 21, 2006